UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2012

STAPLES, INC.
(Exact name of registrant as specified in charter)
Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On September 20, 2012, in connection with approval of a strategic plan to accelerate growth, the Audit Committee of the Board of Directors of Staples, Inc. (the “Company”) approved actions giving rise to the following charges:

  In connection with the planned closure of approximately 15 U.S. stores, the Company estimates that it will record a pre-tax cash charge of approximately $35 million during the fourth quarter of 2012 primarily consisting of reserves for ongoing lease payments related to facility closures.
  In connection with restructuring activities in Europe, including the planned closure of stores and sub-scale delivery businesses and the restructuring of certain general and administrative functions, the Company estimates that it will record pre-tax cash charges in the range of $145 million to $195 million by the end of fiscal year 2012. These charges consist of estimated ranges of approximately $70 million to $90 million related to severance and benefit costs, approximately $65 million to $85 million of reserves for ongoing lease payments related to facility closures and approximately $10 million to $20 million related to other closure costs.
  In connection with a decision to pursue the sale of the European Printing Systems business, the Company will report the results of this business as discontinued operations and estimates that it will record a pre-tax cash charge in the range of $15 million to $20 million during the third quarter of 2012 consisting of severance and benefit costs.
  In connection with the rebranding of the Company’s Australian business, the Company estimates that it will record a $20 million pre-tax non-cash charge related to accelerated trade name amortization by the end of fiscal year 2012.

The table below provides a summary of the approximate pre-tax charges related to the Company’s strategic growth plan, as well as an estimate of the impairment charges related to the Company’s European retail and catalog businesses discussed in Item 2.06 below.

Summary of Approximate Pre-Tax Charges (Dollar Amounts in Millions)

	Q3 2012	Q4 2012

European Goodwill and Other Asset Impairment*	$790 - 850	-
European Restructuring	25 - 35	$120 - 160
European Printing Systems Restructuring	15 - 20	-
Australia Tradename Accelerated Amortization*	15	5
U.S. Store Closures	-	35
Total	$845 - 920	$160 - 200
*Denotes non-cash charge

Item 2.06 Material Impairments.

In connection with the planned restructuring of the Company’s International operations, and as a result of the macroeconomic trends and their impact on the Company’s long-term sales and profit projections, the Company performed an interim goodwill impairment test on its European retail and catalog businesses.  Based on the results of this analysis, on September 20, 2012, the Audit Committee of the Board of Directors of the Company concluded that a material impairment charge was required under generally accepted accounting principles.  The Company expects to record a pre-tax non-cash charge in the range of $790 million to $850 million for the impairment of goodwill and fixed assets and the write-down of deferred tax assets with respect to these business units during the third quarter of 2012.  The Company is now conducting further analysis to determine the specific impairment charges to record.

Item 7.01   Regulation FD Disclosure.

 On September 25, 2012, the Company issued a press release announcing a strategic plan to accelerate growth.  A copy of that press release is attached hereto as Exhibit 99.1.  Such exhibit is being “furnished” (not filed).

Item 8.01  Other Events.

On September 25, 2012, the Company announced a strategic plan to accelerate growth.  The key elements of the plan are as follows:

  The Company is increasing investment in online and mobile capabilities to provide business customers with a differentiated multi-channel shopping experience. The Company is significantly expanding its assortment beyond office supplies to better serve the needs of business customers. To help fund these investments in growth, the Company is initiating a multi-year cost savings plan which is expected to generate annualized pre-tax cost savings of approximately $250 million by the end of fiscal year 2015.
  The Company is combining U.S. Retail and Staples.com businesses under the leadership of Demos Parneros. Joseph Doody will continue to lead the Company’s North American Contract and Quill.com businesses, and will assume leadership of supply chain and customer service operations in North America. The Company has appointed John Wilson as president of Staples Europe.
  The Company plans to reduce retail square footage in North America by approximately 15% by the end of fiscal year 2015. The Company is accelerating the closure of approximately 15 U.S. stores and expects a total of approximately 30 net store closures and 30 store downsizings and relocations in North America during fiscal year 2012.
  The Company plans to close 45 stores and several sub-scale delivery businesses in Europe by the end of fiscal year 2012. The Company is continuing to explore additional operational and strategic opportunities for its European operations.
  The Company is pursuing the sale of its European printing systems business.
  The Company is rebranding its Australian business as it continues to move toward one global brand.
  The Company plans to continue to repurchase common stock through open market purchases, which are expected to total approximately $450 million during fiscal year 2012 and also plans to repay its outstanding $325 million Senior Notes due October 2012 with cash on hand.

Forward-Looking Cautionary Statement

Certain information contained in this Current Report on Form 8-K (including Exhibit 99.1) constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding our future business, strategy and financial performance.  Any statements contained herein that are not statements of historical fact should be considered forward-looking statements.  You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative.  Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections.  Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: the Company’s ability to achieve the growth plan could be adversely affected by competitive factors, economic and  market conditions and other external events; any inability by the Company to achieve on a timely basis its planned cost savings to fund investments in the growth plan could adversely affect the achievement of the plan and the Company’s earnings; the estimated amounts of cash and non-cash restructuring and goodwill impairment charges described above could change as a result of changes in estimates or fluctuations in foreign exchange rates, and it is possible that the implementation of the plan, or changes to the plan, could result in charges not currently contemplated by the plan; and achievement of the plan could be affected by the factors discussed or referenced in the Company’s most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by the Company with the SEC. In addition, any forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if the Company’s estimates change.  All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement.

Item 9.01  Financial Statements and Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 25, 2012	Staples, Inc.

		By:	/s/ CHRISTINE T. KOMOLA
Christine T. Komola
Senior Vice President,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 25, 2012.